Exhibit 32
The undersigned in their capacities as Chief Executive Officer and Principal Financial Officer of the Registrant do hereby certify that:
(i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the report.

Date: November 8, 2016	By:	/s/ Vincent J. Arnone
Vincent J. Arnone
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 8, 2016	By:	/s/ David S. Collins
David S. Collins
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”) this certification accompanies the Report and shall not, except to the extent required by the Act, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fuel Tech, Inc. and will be retained by Fuel Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.